FULL-YEAR 2023 NET INCOME OF $881 MILLION, $6.44 PER SHARE
FOURTH QUARTER 2023 NET INCOME OF $33 MILLION, $0.20 PER SHARE
Continued Strong Credit Quality and Capital Position
Record Full-Year Average Loans and Annual Net Interest Income
Notable Items Impacted 4th Quarter Results
"In 2023, we demonstrated the strength and resilience of our model as we navigated disruptive industry events," said Curtis C. Farmer, Comerica Chairman and Chief Executive Officer. "We produced record average loans of $53.9 billion and the highest year of net interest income in our history. Deposits were impacted by diversification efforts, but successful execution of a targeted strategy and our strong customer relationships supported stabilization of our compelling funding base. Credit quality remained excellent with net charge-offs of 4 basis points, and we continued to grow capital well in excess of our 10% strategic target.

"Fourth quarter results were impacted by several notable items, while strategic management of our balance sheet produced loan and deposit results in line with expectations. Our proven credit discipline continued to be a foundational strength as net charge-offs remained below historical levels, and our estimated capital position grew even after the impact of notable items.

"With strategic actions to manage our balance sheet, calibrate expenses and prioritize key investments, we believe we are well-positioned to support our customers and enhance returns over time."

(dollar amounts in millions, except per share data)	4th Qtr '23	3rd Qtr '23	2023	2022
FINANCIAL RESULTS
Net interest income	$584	$601	$2,514	$2,466
Provision for credit losses	12	14	89	60
Noninterest income	198	295	1,078	1,068
Noninterest expenses	718	555	2,359	1,998
Pre-tax income	52	327	1,144	1,476
Provision for income taxes	19	76	263	325
Net income	$33	$251	$881	$1,151
Diluted earnings per common share	$0.20	$1.84	$6.44	$8.47
Average loans	52,796	53,987	53,903	50,460
Average deposits	66,045	65,883	66,018	75,481
Return on average assets (ROA)	0.15%	1.12%	1.01%	1.32%
Return on average common shareholders' equity (ROE)	2.17	19.50	16.50	18.63
Net interest margin	2.91	2.84	3.06	3.02
Efficiency ratio (a)	91.86	61.86	65.56	56.32
Common equity Tier 1 capital ratio (b)	11.09	10.80	11.09	10.00
Tier 1 capital ratio (b)	11.61	11.30	11.61	10.50
(a)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)December 31, 2023 ratios are estimated. See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.

Impact of Notable Items to Financial Results
The following table reconciles adjusted diluted earnings per common share, net income attributable to common shareholders and return ratios. See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.

(dollar amounts in millions, except per share data)	4th Qtr '23	3rd Qtr '23	2023	2022
Diluted earnings per common share	$0.20	$1.84	$6.44	$8.47
FDIC special assessment (a)	0.62	—	0.62	—
Net BSBY cessation hedging losses (b)	0.51	—	0.51	—
Expense recalibration initiatives (c)	0.14	—	0.14	—
Modernization initiatives (d)	(0.01)	(0.08)	0.04	0.22
Adjusted diluted earnings per common share	$1.46	$1.76	$7.75	$8.69

Net income attributable to common shareholders	$27	$244	$854	$1,122
FDIC special assessment (a)	109	—	109	—
Net BSBY cessation hedging losses (b)	88	—	88	—
Expense recalibration initiatives (c)	25	—	25	—
Modernization initiatives (d)	(4)	(14)	6	38
Income tax impact of above items	(52)	3	(54)	(8)
Adjusted net income attributable to common shareholders	$193	$233	$1,028	$1,152
ROA	0.15%	1.12%	1.01%	1.32%
Adjusted ROA	0.94	1.07	1.21	1.35
ROE	2.17	19.50	16.50	18.63
Adjusted ROE	15.47	18.65	19.77	19.07
(a)Additional FDIC insurance expense resulting from the FDIC Board of Directors’ November 2023 approval of a special assessment to recover the loss to the Deposit Insurance Fund following the failures of Silicon Valley Bank and Signature Bank.
(b)The planned cessation of the Bloomberg Short-Term Bank Yield Index (BSBY) announced in November 2023 resulted in the de-designation of certain interest rate swaps requiring reclassification of amounts recognized in accumulated other comprehensive income (AOCI) into earnings. Settlement of interest payments and changes in fair value for each impacted swap are recorded as risk management hedging losses until the swap is re-designated.
(c)Related to certain initiatives expected to calibrate expenses to enhance earnings power while creating capacity for strategic and risk management initiatives.
(d)Related to certain modernization initiatives to transform the retail banking delivery model, align corporate facilities and optimize technology platforms.
Fourth Quarter 2023 Compared to Third Quarter 2023 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans decreased $1.2 billion to $52.8 billion.
•Largely driven by decreases of $543 million in Mortgage Banker Finance, $433 million in general Middle Market, $361 million in Equity Fund Services and $336 million in Corporate Banking, partially offset by increases of $377 million in Commercial Real Estate and $284 million in National Dealer Services.
◦Declines reflect strategic actions, including the planned exit from the Mortgage Banker Finance business, which is mostly complete, as well as increased selectivity in other lines of business and lower customer demand.
•Average yield on loans (including swaps) increased 4 basis points to 6.38%, reflecting higher short-term rates.
Securities decreased $592 million to $16.3 billion, reflecting paydowns and an increase in unrealized losses.
•Period-end unrealized losses on securities decreased $975 million to $2.7 billion.
Deposits were relatively stable at $66.0 billion.
•Interest-bearing deposits increased $1.4 billion, partially offset by a decrease of $1.2 billion in noninterest-bearing deposits.
◦Increases of $614 million in general Middle Market, $240 million in Retail Banking and $198 million in Corporate Banking, partially offset by decreases of $176 million in Mortgage Banker Finance related to planned exit from this business and $129 million in National Dealer Services. Additionally, brokered time deposits decreased $564 million.

•Period-end uninsured deposits as calculated per regulatory guidance totaled $31.5 billion, or 47.2% of total deposits; excluding affiliate deposits, uninsured deposits totaled $27.4 billion, or 41.1% of total deposits.
•The average cost of interest-bearing deposits increased 22 basis points to 312 basis points, mostly reflecting strategic growth in interest-bearing deposits as well as relationship-focused pricing in a higher-rate environment.
Short-term borrowings decreased $4.8 billion to $4.0 billion, due to a reduction in Federal Home Loan Bank (FHLB) advances, while medium- and long-term debt decreased $313 million to $6.1 billion, reflecting the full quarter impact of $850 million in senior notes that matured in the third quarter.
•Total liquidity capacity at period-end totaled $47.7 billion, including cash and available liquidity through the FHLB, the FRB discount window and Bank Term Funding Program.
Net interest income decreased $17 million to $584 million.
•Driven by lower deposits held at the Federal Reserve Bank, a decline in loan balances, an increase in interest-bearing deposits and the net decrease from higher short-term rates, partially offset by a reduction in borrowing balances.
•Net interest margin increased 7 basis points to 2.91%, primarily reflecting a reduction in FHLB advances and an increase in the average yield on loans, partially offset by higher interest-bearing deposits, lower deposits held at the Federal Reserve Bank and a decline in loan balances.
Provision for credit losses decreased $2 million to $12 million.
•The allowance for credit losses decreased $8 million to $728 million at December 31, 2023, reflecting the continuation of an uncertain economic outlook and credit migration, as well as changes in portfolio composition. As a percentage of total loans, the allowance for credit losses was 1.40%, an increase of 2 basis points.
Noninterest income decreased $97 million to $198 million.
Fourth quarter results include changes in presentation consistent with contractual terms with new investment program partner resulting in offsetting decreases of $2 million to noninterest income and noninterest expenses. A net increase of $2 million presented as brokerage fees was due to reductions of $2 million each previously presented within fiduciary income, other noninterest income and salaries and benefits expense (commission expenses).
•Decreases of $91 million in risk management hedging income (BSBY cessation), $3 million each in fiduciary income, card fees, securities trading income and FHLB stock dividends and $2 million each in service charges on deposit accounts, commercial lending fees and bank-owned life insurance, partially offset by increases of $11 million in deferred compensation asset returns (offset in noninterest expenses) and $2 million in brokerage fees.
Noninterest expenses increased $163 million to $718 million.
Fourth quarter results include changes in presentation consistent with contractual terms with new investment program partner resulting in offsetting decreases of $2 million to noninterest expenses (salaries and benefits expense) and noninterest income.
•Increases of $113 million in FDIC insurance expense (primarily driven by special assessment), $44 million in salaries and benefits expense and $10 million in other noninterest expenses, partially offset by a decrease of $5 million in outside processing fee expense.
◦Salaries and benefits expense included increases of $23 million in severance costs (expense recalibration initiatives), $11 million in deferred compensation expense (offset in other noninterest income), $4 million in temporary labor and $3 million in staff insurance.
◦The increase in other noninterest expenses was primarily due to a $7 million reduction in gains on the sale of real estate (modernization initiatives) and an increase of $6 million in consulting expenses as well as smaller increases in various categories, partially offset by a decrease of $10 million in litigation and regulatory-related expenses.
Common equity Tier 1 capital ratio of 11.09% and a Tier 1 capital ratio of 11.61%.
•Declared dividends of $93 million on common stock and $6 million on preferred stock.
•Tangible common equity ratio was 6.30%.
See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

Full-Year 2023 Compared to Full-Year 2022 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans increased $3.4 billion to $53.9 billion.
•Largely driven by increases of $2.2 billion in Commercial Real Estate, $1.1 billion in National Dealer Services, $516 million in Corporate Banking, $326 million in Wealth Management and $247 million in Environmental Services, partially offset by decreases of $634 million in Mortgage Banker Finance and $344 million in Equity Fund Services.
•Average yield on loans (including swaps) increased 193 basis points to 6.20%, reflecting higher short-term rates.
Securities decreased $1.6 billion to $17.4 billion.
•Driven by unrealized losses and maturities of Treasury securities, partially offset by the full-year impact of mortgage-backed securities purchased during 2022.
Deposits decreased $9.5 billion to $66.0 billion.
•Noninterest-bearing deposits decreased $11.1 billion, partially offset by a $1.7 billion increase in interest-bearing deposits.
•The average cost of interest-bearing deposits increased 222 basis points to 2.52%, mostly reflecting the impact of higher short-term rates, strategic growth in interest-bearing deposits as well as relationship-focused pricing in a higher-rate environment.
Net interest income increased $48 million to $2.5 billion.
•Net benefit from higher short-term rates and loan growth, partially offset by an increase in borrowings and interest-bearing deposits.
•Net interest margin increased 4 basis points to 3.06%, reflecting higher short-term rates, partially offset by higher-cost funding sources.
Provision for credit losses increased $29 million to $89 million.
•The allowance for credit losses increased $67 million, reflecting loan growth, an uncertain economic outlook and credit migration, as well as changes in portfolio composition. As a percentage of total loans, the allowance for credit losses increased 16 basis points.
Noninterest income increased $10 million to $1.1 billion.
Fourth quarter results include changes in presentation consistent with contractual terms with new investment program partner resulting in a net $2 million increase to brokerage fees with corresponding decreases of $2 million each in fiduciary income, other noninterest income and commission costs (recorded within salaries and benefits expense).
•Increases of $52 million in other noninterest income, $9 million in brokerage fees, $7 million in card fees and $4 million each in commercial lending fees and letter of credit fees, partially offset by decreases of $50 million in risk management hedging income (BSBY cessation, partially offset by higher price alignment income received for centrally cleared risk management positions), $10 million in services charges on deposit accounts and $7 million in capital markets income.
◦Other noninterest income included increases of $31 million in deferred compensation asset returns (offset in noninterest expenses) and $27 million in FHLB stock dividends.
Noninterest expenses increased $361 million to $2.4 billion.
•Increases of $149 million in FDIC insurance expense (primarily driven by special assessment), $98 million in salaries and benefits expense, $80 million in other noninterest expenses, $26 million in outside processing fee expense and $10 million in software expense.
◦Salaries and benefits expense included increases of $66 million in merit increases and staff additions, $32 million in temporary labor and $31 million in deferred compensation expense (offset in other noninterest income), partially offset by a $51 million decrease in incentive compensation.
◦Other noninterest expenses included increases of $69 million in non-salary pension expense, $17 million in litigation and regulatory-related expenses, $14 million in consulting fees and $9 million in legal fees, partially offset by a $36 million impact related to fixed asset disposals (includes gains on real estate and asset impairments related to modernization initiatives).

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	4th Qtr '23	3rd Qtr '23	2023	2022
Net interest income	$584	$601	$2,514	$2,466
Net interest margin	2.91%	2.84%	3.06%	3.02%
Selected balances:
Total earning assets	$76,167	$80,996	$79,214	$79,025
Total loans	52,796	53,987	53,903	50,460
Total investment securities	16,289	16,881	17,442	19,015
Federal Reserve Bank deposits	6,456	9,443	7,297	9,036

Total deposits	66,045	65,883	66,018	75,481
Total noninterest-bearing deposits	27,814	29,016	30,882	42,018
Short-term borrowings	4,002	8,847	7,218	436
Medium- and long-term debt	6,070	6,383	5,847	2,818
Net interest income decreased $17 million, and net interest margin increased 7 basis points, compared to third quarter 2023. Amounts shown in parentheses represent the impacts to net interest income and net interest margin, respectively, with impacts of hedging strategy included with rate.
•Interest income on loans decreased $13 million and reduced net interest margin by 2 basis points, driven by lower loan balances (-$22 million, -7 basis points), partially offset by higher short-term rates (+$6 million, +4 basis points) and the impact of BSBY cessation (+$3 million, +1 basis point).
•Interest income on investment securities decreased $1 million, while net interest margin remained stable, reflecting a decline in securities balances.
•Interest income on short-term investments decreased $40 million and reduced net interest margin by 9 basis points, primarily reflecting a decrease of $3.0 billion in deposits with the Federal Reserve Bank (-$42 million, -10 basis points), partially offset by higher short-term rates (+$2 million, +1 basis point)
•Interest expense on deposits increased $31 million and reduced net interest margin by 15 basis points, reflecting higher rates (-$20 million, -9 basis points) and higher average interest-bearing deposit balances (-$11 million, -6 basis points).
•Interest expense on debt decreased $68 million and improved net interest margin by 33 basis points, primarily driven by decreases of $4.9 billion in short-term FHLB advances (+$70 million, +35 basis points) and $313 million in medium- and long-term debt (+$3 million, +1 basis point), partially offset by higher rates (-$5 million, -3 basis point).
The net impact of higher rates to fourth quarter 2023 net interest income was a decrease of $17 million and a reduction of 7 basis points to net interest margin.

Credit Quality
“Credit quality remained strong with modest portfolio migration and net charge-offs, evidencing expected normalization,” said Farmer. “Normalization trends drove a slight increase in the allowance for credit losses to 1.40% of total loans. We feel our highly regarded approach to credit positions us well to support our customers and navigate future migration.”

(dollar amounts in millions)	4th Qtr '23	3rd Qtr '23	4th Qtr '22
Charge-offs	$25	$14	$11
Recoveries	5	8	15
Net charge-offs (recoveries)	20	6	(4)
Net charge-offs (recoveries)/Average total loans	0.15%	0.05%	(0.03%)
Provision for credit losses	$12	$14	$33

Nonperforming loans	178	154	244
Nonperforming assets (NPAs)	178	154	244
NPAs/Total loans and foreclosed property	0.34%	0.29%	0.46%
Loans past due 90 days or more and still accruing	$20	$45	$23
Allowance for loan losses	688	694	610
Allowance for credit losses on lending-related commitments (a)	40	42	51
Total allowance for credit losses	728	736	661
Allowance for credit losses/Period-end total loans	1.40%	1.38%	1.24%
Allowance for credit losses/Nonperforming loans	4.1x	4.8x	2.7x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses totaled $728 million at December 31, 2023 and increased by 2 basis points to 1.40% of total loans, reflecting the continuation of an uncertain economic outlook and credit migration, as well as changes in portfolio composition.
•Criticized loans increased $115 million to $2.4 billion, or 4.6% of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦The increase in criticized loans was primarily driven by general Middle Market and Corporate Banking.
•Nonperforming assets increased $24 million to $178 million, or 0.34% of total loans and foreclosed property, compared to 0.29% in third quarter 2023.
•Net charge-offs totaled $20 million, compared to net charge-offs of $6 million in third quarter 2023.
Strategic Lines of Business
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. For a summary of business segment quarterly results, see the Business Segment Financial Results tables included later in this press release. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit structures of Comerica and methodologies in effect at December 31, 2023. A discussion of business segment year-to-date results will be included in Comerica’s December 31, 2023 Form 10-K.
Conference Call and Webcast
Comerica will host a conference call and live webcast to review fourth quarter 2023 financial results at 7 a.m. CT Friday, January 19, 2024. Interested parties may access the conference call by calling (877) 484-6065 or (201) 689-8846. The call and supplemental financial information, as well as a replay of the Webcast, can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. Comerica’s presentation may include forward-looking statements, such as descriptions of plans and objectives for future or past operations, products or services; forecasts of revenue, earnings or other measures of economic performance and profitability; and estimates of credit trends and stability.

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica is one of the 25 largest U.S. commercial bank financial holding companies and focuses on building relationships and helping people and businesses be successful. Comerica provides more than 400 banking centers across the country with locations in Arizona, California, Florida, Michigan and Texas. Founded 174 years ago in Detroit, Michigan, Comerica continues to expand into new regions, including its Southeast Market, based in North Carolina, and Mountain West Market in Colorado. Comerica has offices in 17 states and services 14 of the 15 largest U.S. metropolitan areas, as well as Canada and Mexico.
This press release contains (and Comerica’s related upcoming conference call and live webcast will discuss) both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release or in the investor relations portions of Comerica’s website, www.comerica.com. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipate, assume, believe, commit, confident, continue, designed, estimate, expect, feel, forecast, forward, future, goal, grow, initiative, intend, model, outlook, plan, position, potential, project, propose, remain, seek, strategy, target, trend, until, well-positioned, will” or similar expressions, as they relate to Comerica, or to economic, market or other environmental conditions, or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (changes in customer behavior; unfavorable developments concerning credit quality; and declines or other changes in the businesses or industries of Comerica's customers); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (changes in general economic, political or industry conditions; negative effects from inflation; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events, including pandemics; physical or transition risks related to climate change; changes in accounting standards; the critical nature of Comerica's accounting policies; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2022, as updated by "Item 1A. Risk Factors" beginning on page 64 of Comerica's Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Nicole Hogan	Kelly Gage
(214) 462-6657	(833) 571-0486

Louis H. Mora	Morgan Mathers
(214) 462-6669	(833) 571-0486

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share data)	2023	2023	2022	2023	2022
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$0.20	$1.84	$2.58	$6.44	$8.47
Cash dividends declared	0.71	0.71	0.68	2.84	2.72
Average diluted shares (in thousands)	132,756	132,655	132,382	132,576	132,554
PERFORMANCE RATIOS
Return on average common shareholders' equity	2.17%	19.50%	27.92%	16.50%	18.63%
Return on average assets	0.15	1.12	1.65	1.01	1.32
Efficiency ratio (a)	91.86	61.86	53.00	65.56	56.32
CAPITAL
Common equity tier 1 capital (b), (c)	$8,414	$8,472	$7,884
Tier 1 capital (b), (c)	8,808	8,866	8,278
Risk-weighted assets (b)	75,876	78,439	78,871
Common equity tier 1 capital ratio (b), (c)	11.09%	10.80%	10.00%
Tier 1 capital ratio (b), (c)	11.61	11.30	10.50
Total capital ratio (b)	13.53	13.17	12.45
Leverage ratio (b)	10.06	9.60	9.55
Common shareholders' equity per share of common stock	$45.58	$34.73	$36.55
Tangible common equity per share of common stock (c)	40.70	29.85	31.62
Common equity ratio	7.00%	5.34%	5.60%
Tangible common equity ratio (c)	6.30	4.62	4.89
AVERAGE BALANCES
Commercial loans	$28,163	$29,721	$30,585	$30,009	$29,846
Real estate construction loans	4,798	4,294	2,978	4,041	2,607
Commercial mortgage loans	13,706	13,814	12,752	13,697	12,135
Lease financing	794	770	753	776	680
International loans	1,169	1,241	1,227	1,226	1,246
Residential mortgage loans	1,902	1,915	1,786	1,877	1,776
Consumer loans	2,264	2,232	2,294	2,277	2,170
Total loans	52,796	53,987	52,375	53,903	50,460
Earning assets	76,167	80,996	75,538	79,214	79,025
Total assets	84,123	89,150	83,808	87,194	87,272
Noninterest-bearing deposits	27,814	29,016	39,955	30,882	42,018
Interest-bearing deposits	38,231	36,867	31,400	35,136	33,463
Total deposits	66,045	65,883	71,355	66,018	75,481
Common shareholders' equity	4,947	4,984	4,887	5,201	6,057
Total shareholders' equity	5,341	5,378	5,281	5,595	6,451
NET INTEREST INCOME
Net interest income	$584	$601	$742	$2,514	$2,466
Net interest margin	2.91%	2.84%	3.74%	3.06%	3.02%
CREDIT QUALITY
Nonperforming assets	$178	$154	$244
Loans past due 90 days or more and still accruing	20	45	23
Net charge-offs (recoveries)	20	6	(4)	$22	$17
Allowance for loan losses	688	694	610
Allowance for credit losses on lending-related commitments	40	42	51
Total allowance for credit losses	728	736	661
Allowance for credit losses as a percentage of total loans	1.40%	1.38%	1.24%
Net loan charge-offs (recoveries) as a percentage of average total loans	0.15	0.05	(0.03)	0.04%	0.03%
Nonperforming assets as a percentage of total loans and foreclosed property	0.34	0.29	0.46
Allowance for credit losses as a multiple of total nonperforming loans	4.1x	4.8x	2.7x
OTHER KEY INFORMATION
Number of banking centers	408	408	410
Number of employees - full time equivalent	7,701	7,667	7,488
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)    December 31, 2023 ratios are estimated.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(in millions, except share data)	2023	2023	2022
	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$1,443	$1,228	$1,758
Interest-bearing deposits with banks	8,059	6,884	4,524
Other short-term investments	399	403	157
Investment securities available-for-sale	16,869	16,323	19,012
Commercial loans	27,251	29,007	30,909
Real estate construction loans	5,083	4,545	3,105
Commercial mortgage loans	13,686	13,721	13,306
Lease financing	807	790	760
International loans	1,102	1,194	1,197
Residential mortgage loans	1,889	1,905	1,814
Consumer loans	2,295	2,236	2,311
Total loans	52,113	53,398	53,402
Allowance for loan losses	(688)	(694)	(610)
Net loans	51,425	52,704	52,792
Premises and equipment	445	410	400
Accrued income and other assets	7,194	7,754	6,763
Total assets	$85,834	$85,706	$85,406
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$27,849	$29,922	$39,945
Money market and interest-bearing checking deposits	28,246	26,298	26,290
Savings deposits	2,381	2,521	3,225
Customer certificates of deposit	3,723	3,401	1,762
Other time deposits	4,550	5,011	124
Foreign office time deposits	13	5	51
Total interest-bearing deposits	38,913	37,236	31,452
Total deposits	66,762	67,158	71,397
Short-term borrowings	3,565	4,812	3,211
Accrued expenses and other liabilities	2,895	2,715	2,593
Medium- and long-term debt	6,206	6,049	3,024
Total liabilities	79,428	80,734	80,225
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares	394	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,224	2,220	2,220
Accumulated other comprehensive loss	(3,048)	(4,540)	(3,742)
Retained earnings	11,727	11,796	11,258
Less cost of common stock in treasury - 96,266,568 shares at 12/31/23, 96,374,736 shares at 9/30/23, 97,197,962 shares at 12/31/22	(6,032)	(6,039)	(6,090)
Total shareholders' equity	6,406	4,972	5,181
Total liabilities and shareholders' equity	$85,834	$85,706	$85,406

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$849	$719	$3,340	$2,153
Interest on investment securities	104	118	430	414
Interest on short-term investments	96	39	405	105
Total interest income	1,049	876	4,175	2,672
INTEREST EXPENSE
Interest on deposits	302	78	892	102
Interest on short-term borrowings	58	16	391	17
Interest on medium- and long-term debt	105	40	378	87
Total interest expense	465	134	1,661	206
Net interest income	584	742	2,514	2,466
Provision for credit losses	12	33	89	60
Net interest income after provision for credit losses	572	709	2,425	2,406
NONINTEREST INCOME
Card fees	68	68	280	273
Fiduciary income	56	55	235	233
Service charges on deposit accounts	45	47	185	195
Capital markets income (a)	34	34	147	154
Commercial lending fees (a)	17	18	72	68
Letter of credit fees	11	10	42	38
Bank-owned life insurance	10	10	46	47
Brokerage fees	8	7	30	21
Risk management hedging (loss) income (a)	(74)	8	(42)	8
Other noninterest income (a)	23	21	83	31
Total noninterest income	198	278	1,078	1,068
NONINTEREST EXPENSES
Salaries and benefits expense	359	318	1,306	1,208
FDIC insurance expense	132	7	180	31
Outside processing fee expense	70	63	277	251
Occupancy expense	45	53	171	175
Software expense	44	41	171	161
Equipment expense	14	14	50	50
Advertising expense	10	14	40	38
Other noninterest expenses	44	31	164	84
Total noninterest expenses	718	541	2,359	1,998
Income before income taxes	52	446	1,144	1,476
Provision for income taxes	19	96	263	325
NET INCOME	33	350	881	1,151
Less:
Income allocated to participating securities	—	2	4	6
Preferred stock dividends	6	6	23	23
Net income attributable to common shares	$27	$342	$854	$1,122
Earnings per common share:
Basic	$0.20	$2.61	$6.47	$8.56
Diluted	0.20	2.58	6.44	8.47
Comprehensive income (loss)	1,525	195	1,575	(2,379)
Cash dividends declared on common stock	93	89	375	356
Cash dividends declared per common share	0.71	0.68	2.84	2.72
(a) Adjusted 2022 amounts. See Reconciliations of Previously Reported Balances.

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fourth	Fourth Quarter 2023 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2023		Fourth Quarter 2022
(in millions, except per share data)	2023	2023	2023	2023	2022	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$849	$862	$852	$777	$719	$(13)	(1%)	$130	18%
Interest on investment securities	104	105	108	113	118	(1)	(2)	(14)	(12)
Interest on short-term investments	96	136	114	59	39	(40)	(29)	57	n/m
Total interest income	1,049	1,103	1,074	949	876	(54)	(5)	173	20
INTEREST EXPENSE
Interest on deposits	302	271	201	118	78	31	11	224	n/m
Interest on short-term borrowings	58	125	142	66	16	(67)	(54)	42	n/m
Interest on medium- and long-term debt	105	106	110	57	40	(1)	(1)	65	n/m
Total interest expense	465	502	453	241	134	(37)	(7)	331	n/m
Net interest income	584	601	621	708	742	(17)	(3)	(158)	(21)
Provision for credit losses	12	14	33	30	33	(2)	(20)	(21)	(66)
Net interest income after provision for credit losses	572	587	588	678	709	(15)	(3)	(137)	(19)
NONINTEREST INCOME
Card fees	68	71	72	69	68	(3)	(4)	—	—
Fiduciary income	56	59	62	58	55	(3)	(6)	1	2
Service charges on deposit accounts	45	47	47	46	47	(2)	(2)	(2)	(2)
Capital markets income (a)	34	35	39	39	34	(1)	(4)	—	—
Commercial lending fees (a)	17	19	18	18	18	(2)	(13)	(1)	(5)
Letter of credit fees	11	10	11	10	10	1	—	1	3
Bank-owned life insurance	10	12	14	10	10	(2)	(25)	—	—
Brokerage fees	8	6	8	8	7	2	50	1	30
Risk management hedging (loss) income (a)	(74)	17	7	8	8	(91)	n/m	(82)	n/m
Other noninterest income (a)	23	19	25	16	21	4	26	2	9
Total noninterest income	198	295	303	282	278	(97)	(33)	(80)	(29)
NONINTEREST EXPENSES
Salaries and benefits expense	359	315	306	326	318	44	14	41	12
FDIC insurance expense	132	19	16	13	7	113	n/m	125	n/m
Outside processing fee expense	70	75	68	64	63	(5)	(8)	7	10
Occupancy expense	45	44	41	41	53	1	2	(8)	(14)
Software expense	44	44	43	40	41	—	—	3	10
Equipment expense	14	12	12	12	14	2	10	—	—
Advertising expense	10	12	10	8	14	(2)	(9)	(4)	(18)
Other noninterest expenses	44	34	39	47	31	10	29	13	41
Total noninterest expenses	718	555	535	551	541	163	29	177	33
Income before income taxes	52	327	356	409	446	(275)	(84)	(394)	(88)
Provision for income taxes	19	76	83	85	96	(57)	(75)	(77)	(80)
NET INCOME	33	251	273	324	350	(218)	(87)	(317)	(91)
Less:
Income allocated to participating securities	—	1	2	1	2	(1)	(60)	(2)	(72)
Preferred stock dividends	6	6	5	6	6	—	—	—	—
Net income attributable to common shares	$27	$244	$266	$317	$342	$(217)	(89%)	$(315)	(92%)
Earnings per common share:
Basic	$0.20	$1.85	$2.02	$2.41	$2.61	$(1.65)	(89%)	$(2.41)	(92%)
Diluted	0.20	1.84	2.01	2.39	2.58	(1.64)	(89)	(2.38)	(92)
Comprehensive income (loss)	1,525	(533)	(312)	895	195	2,058	n/m	1,330	n/m
Cash dividends declared on common stock	93	94	94	94	89	(1)	—	4	5
Cash dividends declared per common share	0.71	0.71	0.71	0.71	0.68	—	—	0.03	4
(a)    Adjusted prior period amounts. See Reconciliations of Previously Reported Balances.
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2023				2022
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance at beginning of period:
Allowance for loan losses	$694	$684	$641	$610	$576
Allowance for credit losses on lending-related commitments	42	44	52	51	48
Allowance for credit losses	736	728	693	661	624
Loan charge-offs:
Commercial	13	9	9	11	10
Commercial mortgage	1	3	—	—	—
International	11	1	1	—	—
Consumer	—	1	1	1	1
Total loan charge-offs	25	14	11	12	11
Recoveries on loans previously charged-off:
Commercial	3	5	12	13	13
Real estate construction	—	—	—	—	1
Commercial mortgage	2	2	1	—	—
Residential mortgage	—	—	—	—	—
Consumer	—	1	—	1	1
Total recoveries	5	8	13	14	15
Net loan charge-offs (recoveries)	20	6	(2)	(2)	(4)
Provision for credit losses:
Provision for loan losses	14	16	41	29	30
Provision for credit losses on lending-related commitments	(2)	(2)	(8)	1	3
Provision for credit losses	12	14	33	30	33
Balance at end of period:
Allowance for loan losses	688	694	684	641	610
Allowance for credit losses on lending-related commitments	40	42	44	52	51
Allowance for credit losses	$728	$736	$728	$693	$661
Allowance for credit losses as a percentage of total loans	1.40%	1.38%	1.31%	1.26%	1.24%
Net loan charge-offs (recoveries) as a percentage of average total loans	0.15	0.05	(0.01)	(0.01)	(0.03)

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2023				2022
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$75	$83	$93	$134	$142
Real estate construction	2	2	2	3	3
Commercial mortgage	41	30	37	24	23
International	20	3	4	3	3
Total nonaccrual business loans	138	118	136	164	171
Retail loans:
Residential mortgage	19	19	33	39	53
Consumer:
Home equity	21	17	17	18	15
Other consumer	—	—	—	—	1
Total nonaccrual retail loans	40	36	50	57	69
Total nonaccrual loans	178	154	186	221	240
Reduced-rate loans	n/a	n/a	n/a	n/a	4
Total nonperforming loans	178	154	186	221	244
Total nonperforming assets	$178	$154	$186	$221	$244
Nonperforming loans as a percentage of total loans	0.34%	0.29%	0.33%	0.40%	0.46%
Nonperforming assets as a percentage of total loans and foreclosed property	0.34	0.29	0.33	0.40	0.46
Allowance for credit losses as a multiple of total nonperforming loans	4.1x	4.8x	3.9x	3.1x	2.7x
Loans past due 90 days or more and still accruing	$20	$45	$9	$20	$23
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$154	$186	$221	$240	$259
Loans transferred to nonaccrual (a)	54	14	17	9	16
Nonaccrual loan gross charge-offs	(25)	(14)	(11)	(12)	(11)
Loans transferred to accrual status (a)	—	(7)	—	(7)	(7)
Nonaccrual loans sold	(1)	—	(3)	(1)	(2)
Payments/other (b)	(4)	(25)	(38)	(8)	(15)
Nonaccrual loans at end of period	$178	$154	$186	$221	$240
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.
n/a Reduced-rate loans represented troubled debt restructurings (TDRs) which have been renegotiated to less than the original contractual rates. Effective January 1, 2023, the Corporation prospectively adopted the provisions of Accounting Standards Update No. 2022-02, "Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures," which eliminated the accounting for TDRs.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Years Ended
	December 31, 2023			December 31, 2022
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$30,009	$1,651	5.51%	$29,846	$1,278	4.28%
Real estate construction loans	4,041	330	8.16	2,607	132	5.07
Commercial mortgage loans	13,697	981	7.17	12,135	513	4.22
Lease financing	776	37	4.72	680	21	3.12
International loans	1,226	98	7.96	1,246	56	4.46
Residential mortgage loans	1,877	66	3.54	1,776	56	3.16
Consumer loans	2,277	177	7.76	2,170	97	4.49
Total loans	53,903	3,340	6.20	50,460	2,153	4.27
Mortgage-backed securities (b)	15,546	421	2.28	16,199	385	2.14
U.S. Treasury securities (c)	1,896	9	0.47	2,816	29	0.98
Total investment securities	17,442	430	2.10	19,015	414	1.97
Interest-bearing deposits with banks (d)	7,530	392	5.21	9,376	104	1.02
Other short-term investments	339	13	3.72	174	1	0.81
Total earning assets	79,214	4,175	5.08	79,025	2,672	3.27
Cash and due from banks	1,214			1,481
Allowance for loan losses	(658)			(569)
Accrued income and other assets	7,424			7,335
Total assets	$87,194			$87,272
Money market and interest-bearing checking deposits (e)	$26,054	627	2.39	$28,347	94	0.33
Savings deposits	2,774	6	0.21	3,304	2	0.05
Customer certificates of deposit	2,708	75	2.77	1,756	5	0.30
Other time deposits	3,577	183	5.13	16	1	4.17
Foreign office time deposits	23	1	4.02	40	—	1.05
Total interest-bearing deposits	35,136	892	2.52	33,463	102	0.30
Federal funds purchased	29	1	4.77	82	3	3.28
Other short-term borrowings	7,189	390	5.41	354	14	4.08
Medium- and long-term debt	5,847	378	6.47	2,818	87	3.07
Total interest-bearing sources	48,201	1,661	3.43	36,717	206	0.56
Noninterest-bearing deposits	30,882			42,018
Accrued expenses and other liabilities	2,516			2,086
Shareholders' equity	5,595			6,451
Total liabilities and shareholders' equity	$87,194			$87,272
Net interest income/rate spread		$2,514	1.65		$2,466	2.71
Impact of net noninterest-bearing sources of funds			1.41			0.31
Net interest margin (as a percentage of average earning assets)			3.06%			3.02%
(a)Interest income on commercial loans included expense related to swap settlements of $602 million and $25 million for the year ended December 31, 2023 and 2022, respectively.
(b)Average balances included $2.9 billion and $1.8 billion of unrealized losses for the year ended December 31, 2023 and 2022, respectively; yields calculated gross of these unrealized gains and losses.
(c)Average balances included $115 million and $117 million of unrealized losses for the year ended December 31, 2023 and 2022, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances included $5 million and excluded $769 million of collateral posted and netted against derivative liability positions for the year ended December 31, 2023 and 2022, respectively; yields calculated gross of derivative netting amounts.
(e)Average balances excluded $195 million and $128 million of collateral received and netted against derivative asset positions for the year ended December 31, 2023 and 2022, respectively; rates calculated gross of derivative netting amounts.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$28,163	$388	5.47%	$29,721	$416	5.55%	$30,585	$402	5.21%
Real estate construction loans	4,798	102	8.42	4,294	90	8.29	2,978	51	6.83
Commercial mortgage loans	13,706	258	7.48	13,814	257	7.38	12,752	189	5.86
Lease financing	794	12	6.14	770	11	5.56	753	8	4.35
International loans	1,169	25	8.15	1,241	25	7.97	1,227	20	6.22
Residential mortgage loans	1,902	17	3.74	1,915	18	3.72	1,786	15	3.52
Consumer loans	2,264	47	8.07	2,232	45	8.10	2,294	34	5.88
Total loans	52,796	849	6.38	53,987	862	6.34	52,375	719	5.45
Mortgage-backed securities (b)	14,602	103	2.28	15,205	104	2.28	16,373	111	2.28
U.S. Treasury securities (c)	1,687	1	0.26	1,676	1	0.26	2,756	7	0.97
Total investment securities	16,289	104	2.10	16,881	105	2.10	19,129	118	2.11
Interest-bearing deposits with banks (d)	6,685	92	5.46	9,737	132	5.40	3,868	39	3.82
Other short-term investments	397	4	4.07	391	4	4.00	166	—	1.52
Total earning assets	76,167	1,049	5.23	80,996	1,103	5.21	75,538	876	4.41
Cash and due from banks	1,103			1,130			1,528
Allowance for loan losses	(694)			(684)			(576)
Accrued income and other assets	7,547			7,708			7,318
Total assets	$84,123			$89,150			$83,808
Money market and interest-bearing checking deposits (e)	$27,644	208	2.96	$26,043	178	2.70	$26,301	73	1.09
Savings deposits	2,440	1	0.21	2,640	2	0.23	3,306	1	0.13
Customer certificates of deposit	3,577	33	3.63	3,049	24	3.08	1,700	3	0.65
Other time deposits	4,557	60	5.22	5,121	67	5.21	62	1	4.21
Foreign office time deposits	13	—	4.75	14	—	4.34	31	—	2.81
Total interest-bearing deposits	38,231	302	3.12	36,867	271	2.90	31,400	78	0.97
Federal funds purchased	15	—	5.37	11	—	5.31	241	2	3.59
Other short-term borrowings	3,987	58	5.74	8,836	125	5.60	1,342	14	4.14
Medium- and long-term debt	6,070	105	6.94	6,383	106	6.64	3,020	40	5.28
Total interest-bearing sources	48,303	465	3.81	52,097	502	3.81	36,003	134	1.47
Noninterest-bearing deposits	27,814			29,016			39,955
Accrued expenses and other liabilities	2,665			2,659			2,569
Shareholders' equity	5,341			5,378			5,281
Total liabilities and shareholders' equity	$84,123			$89,150			$83,808
Net interest income/rate spread		$584	1.42		$601	1.40		$742	2.94
Impact of net noninterest-bearing sources of funds			1.49			1.44			0.80
Net interest margin (as a percentage of average earning assets)			2.91%			2.84%			3.74%
(a)Interest income on commercial loans included expense related to swap settlements of $170 million, $163 million and $70 million for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively.
(b)Average balances included $3.4 billion, $3.1 billion and $3.0 billion of unrealized losses for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively; yields calculated gross of these unrealized losses.
(c)Average balances included $94 million, $115 million and $157 million of unrealized losses for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively; yields calculated gross of these unrealized losses.
(d)Average balances included $14 million, included $59 million and excluded $96 million of collateral posted and netted against derivative liability positions for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively; yields calculated gross of derivative netting amounts.
(e)Average balances excluded $141 million, $161 million and $183 million of collateral received and netted against derivative asset positions for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively; rates calculated gross of derivative netting amounts.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries
					Accumulated Other Comprehensive Loss
	Nonredeemable Preferred Stock	Common Stock						Total Shareholders' Equity
		Shares Outstanding	Amount	Capital Surplus		Retained Earnings	Treasury Stock
(in millions, except per share data)
BALANCE AT SEPTEMBER 30, 2022	$394	130.9	$1,141	$2,209	$(3,587)	$11,005	$(6,093)	$5,069
Net income	—	—	—	—	—	350	—	350
Other comprehensive loss, net of tax	—	—	—	—	(155)	—	—	(155)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(89)	—	(89)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Net issuance of common stock under employee stock plans	—	0.1	—	(1)	—	(2)	3	—
Share-based compensation	—	—	—	12	—	—	—	12
BALANCE AT DECEMBER 31, 2022	$394	131.0	$1,141	$2,220	$(3,742)	$11,258	$(6,090)	$5,181
BALANCE AT SEPTEMBER 30, 2023	$394	131.8	$1,141	$2,220	$(4,540)	$11,796	$(6,039)	$4,972
Net income	—	—	—	—	—	33	—	33
Other comprehensive income, net of tax	—	—	—	—	1,492	—	—	1,492
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(93)	—	(93)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Net issuance of common stock under employee stock plans	—	0.1	—	(4)	—	(3)	7	—
Share-based compensation	—	—	—	8	—	—	—	8
BALANCE AT DECEMBER 31, 2023	$394	131.9	$1,141	$2,224	$(3,048)	$11,727	$(6,032)	$6,406
BALANCE AT DECEMBER 31, 2021	$394	130.7	$1,141	$2,175	$(212)	$10,494	$(6,095)	$7,897
Net income	—	—	—	—	—	1,151	—	1,151
Other comprehensive loss, net of tax	—	—	—	—	(3,530)	—	—	(3,530)
Cash dividends declared on common stock ($2.72 per share)	—	—	—	—	—	(356)	—	(356)
Cash dividends declared on preferred stock	—	—	—	—	—	(23)	—	(23)
Purchase of common stock	—	(0.4)	—	—	—	—	(36)	(36)
Net issuance of common stock under employee stock plans	—	0.7	—	(15)	—	(8)	41	18
Share-based compensation	—	—	—	60	—	—	—	60
BALANCE AT DECEMBER 31, 2022	$394	131.0	$1,141	$2,220	$(3,742)	$11,258	$(6,090)	$5,181
Net income	—	—	—	—	—	881	—	881
Other comprehensive income, net of tax	—	—	—	—	694	—	—	694
Cash dividends declared on common stock ($2.84 per share)	—	—	—	—	—	(375)	—	(375)
Cash dividends declared on preferred stock	—	—	—	—	—	(23)	—	(23)
Net issuance of common stock under employee stock plans	—	0.9	—	(48)	—	(14)	58	(4)
Share-based compensation	—	—	—	52	—	—	—	52
BALANCE AT DECEMBER 31, 2023	$394	131.9	$1,141	$2,224	$(3,048)	$11,727	$(6,032)	$6,406

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended December 31, 2023	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$502	$202	$49	$(200)	$31	$584
Provision for credit losses	10	1	3	—	(2)	12
Noninterest income	142	31	73	(55)	7	198
Noninterest expenses	349	217	105	8	39	718
Provision (benefit) for income taxes	72	5	4	(63)	1	19
Net income (loss)	$213	$10	$10	$(200)	$—	$33
Net charge-offs (recoveries)	$19	$1	$—	$—	$—	$20
Selected average balances:
Assets	$48,130	$3,006	$5,471	$19,157	$8,359	$84,123
Loans	45,355	2,277	5,160	—	4	52,796
Deposits	32,469	24,273	3,921	5,093	289	66,045
Statistical data:
Return on average assets (a)	1.76%	0.17%	0.70%	n/m	n/m	0.15%
Efficiency ratio (b)	54.27	92.83	86.08	n/m	n/m	91.86

	Commercial	Retail	Wealth
Three Months Ended September 30, 2023	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$505	$208	$49	$(187)	$26	$601
Provision for credit losses	22	—	(9)	—	1	14
Noninterest income	150	31	78	40	(4)	295
Noninterest expenses	257	175	102	1	20	555
Provision (benefit) for income taxes	89	16	9	(37)	(1)	76
Net income (loss)	$287	$48	$25	$(111)	$2	$251
Net charge-offs	$6	$—	$—	$—	$—	$6
Selected average balances:
Assets	$49,459	$2,986	$5,557	$19,831	$11,317	$89,150
Loans	46,477	2,250	5,227	—	33	53,987
Deposits	31,868	24,034	3,950	5,711	320	65,883
Statistical data:
Return on average assets (a)	2.30%	0.78%	1.81%	n/m	n/m	1.12%
Efficiency ratio (b)	39.35	72.70	80.01	n/m	n/m	61.86

	Commercial	Retail	Wealth
Three Months Ended December 31, 2022	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$529	$216	$61	$(77)	$13	$742
Provision for credit losses	30	5	(2)	—	—	33
Noninterest income	145	32	73	22	6	278
Noninterest expenses	251	182	89	1	18	541
Provision (benefit) for income taxes	86	13	11	(14)	—	96
Net income (loss)	$307	$48	$36	$(42)	$1	$350
Net charge-offs (recoveries)	$(3)	$—	$(1)	$—	$—	$(4)
Selected average balances:
Assets	$48,758	$2,878	$5,229	$21,155	$5,788	$83,808
Loans	45,115	2,156	5,104	—	—	52,375
Deposits	39,173	26,027	5,198	537	420	71,355
Statistical data:
Return on average assets (a)	2.51%	0.71%	2.56%	n/m	n/m	1.65%
Efficiency ratio (b)	37.07	73.56	66.76	n/m	n/m	53.00
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends. Comerica believes adjusted net income, earnings per share, ROA and ROE provide a greater understanding of ongoing operations and financial results by removing the impact of notable items from net income, net income available to common shareholders, average assets and average common shareholders’ equity. Notable items are meaningful because they provide greater detail of how certain events or initiatives affect Comerica’s results for a more informed understanding of those results. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

	Fourth	Third	Fourth	Years Ended
	Quarter	Quarter	Quarter	December 31,
(dollar amounts in millions, except per share data)	2023	2023	2022	2023	2022
Adjusted Earnings per Common Share:
Net income attributable to common shareholders	$27	$244	$342	$854	$1,122
FDIC special assessment (a)	109	—	—	109	—
Net BSBY cessation hedging losses (b)	88	—	—	88	—
Expense recalibration initiatives (c)	25	—	—	25	—
Modernization initiatives (d)	(4)	(14)	18	6	38
Income tax impact of above items	(52)	3	(4)	(54)	(8)
Adjusted net income attributable to common shareholders	$193	$233	$356	$1,028	$1,152
Diluted average common shares (in millions)	133	133	132	133	133
Diluted earnings per common share:
Reported	$0.20	$1.84	$2.58	$6.44	$8.47
Adjusted	1.46	1.76	2.69	7.75	8.69
Adjusted Net Income, ROA and ROE:
Net income	$33	$251	$350	$881	$1,151
FDIC special assessment (a)	109	—	—	109	—
Net BSBY cessation hedging losses (b)	88	—	—	88	—
Expense recalibration initiatives (c)	25	—	—	25	—
Modernization initiatives (d)	(4)	(14)	18	6	38
Income tax impact of above items	(52)	3	(4)	(54)	(8)
Adjusted net income	$199	$240	$364	$1,055	$1,181
Average assets	$84,123	$89,150	$83,808	$87,194	$87,272
Impact of adjusted items to average assets	(8)	1	(2)	(6)	(4)
Adjusted average assets	$84,115	$89,151	$83,806	$87,188	$87,268
ROA:
Reported	0.15%	1.12%	1.65%	1.01%	1.32%
Adjusted	0.94	1.07	1.72	1.21	1.35
Average common shareholder’s equity	$4,947	$4,984	$4,887	$5,201	$6,057
Impact of adjusted items to average common shareholders’ equity	24	(3)	8	18	15
Adjusted average common shareholder’s equity	$4,971	$4,981	$4,895	$5,219	$6,072
ROE:
Reported	2.17%	19.50%	27.92%	16.50%	18.63%
Adjusted	15.47	18.65	29.01	19.77	19.07
(a)Additional FDIC insurance expense resulting from the FDIC Board of Directors’ November 2023 approval of a special assessment to recover the loss to the Deposit Insurance Fund following the failures of Silicon Valley Bank and Signature Bank.
(b)The planned cessation of BSBY announced in November 2023 resulted in the de-designation of certain interest rate swaps requiring reclassification of amounts recognized in AOCI into earnings. Settlement of interest payments and changes in fair value for each impacted swap are recorded as risk management hedging losses until the swap is re-designated.
(c)Costs related to certain initiatives expected to calibrate expenses to enhance earnings power while creating capacity for strategic and risk management initiatives.
(d)Related to certain modernization initiatives to transform the retail banking delivery model, align corporate facilities and optimize technology platforms.

Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in     conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

	December 31,	September 30,	December 31,
(in millions, except share data)	2023	2023	2022
Common Equity Tier 1 Capital (a):
Tier 1 capital	$8,808	$8,866	$8,278
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common equity tier 1 capital	$8,414	$8,472	$7,884
Risk-weighted assets	$75,876	$78,439	$78,871
Tier 1 capital ratio	11.61%	11.30%	10.50%
Common equity tier 1 capital ratio	11.09	10.80	10.00
Tangible Common Equity:
Total shareholders' equity	$6,406	$4,972	$5,181
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common shareholders' equity	$6,012	$4,578	$4,787
Less:
Goodwill	635	635	635
Other intangible assets	8	8	9
Tangible common equity	$5,369	$3,935	$4,143
Total assets	$85,834	$85,706	$85,406
Less:
Goodwill	635	635	635
Other intangible assets	8	8	9
Tangible assets	$85,191	$85,063	$84,762
Common equity ratio	7.00%	5.34%	5.60%
Tangible common equity ratio	6.30	4.62	4.89
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$6,012	$4,578	$4,787
Tangible common equity	5,369	3,935	4,143
Shares of common stock outstanding (in millions)	132	132	131
Common shareholders' equity per share of common stock	$45.58	$34.73	$36.55
Tangible common equity per share of common stock	40.70	29.85	31.62
(a)December 31, 2023 ratios are estimated.

Total uninsured deposits as calculated per regulatory guidance and reported on schedule RC-O of Comerica Bank’s Call Report include affiliate deposits, which by definition have a different risk profile than other uninsured deposits. The amounts presented below remove affiliate deposits from the total uninsured deposits number. Comerica believes that the presentation of uninsured deposits adjusted for the impact of affiliate deposits provides enhanced clarity of uninsured deposits at risk.

	December 31,	September 30,	December 31,
(dollar amounts in millions)	2023	2023	2022
Uninsured Deposits:
Total uninsured deposits, as calculated per regulatory guidelines	$31,485	$31,476	$45,492
Less:
Affiliate deposits	(4,064)	(4,088)	(4,458)
Total uninsured deposits, excluding affiliate deposits	$27,421	$27,388	$41,034

RECONCILIATIONS OF PREVIOUSLY REPORTED BALANCES (unaudited)
Comerica Incorporated and Subsidiaries

Beginning with first quarter 2023, Comerica reported derivative income, syndication agent fees (previously a component of commercial lending fees) and investment banking fees (previously a component of other noninterest income) as a combined item captioned by capital markets income on the Consolidated Statements of Comprehensive Income. In addition to the reclassified revenue categories, merger and acquisition advisory fees were included in capital markets income (insignificant in previous periods) beginning with first quarter 2023.
Beginning with fourth quarter 2023, risk management hedging income (previously a component of other noninterest income) was presented as a separate item on the Consolidated Statements of Comprehensive Income.
Prior periods have been adjusted to conform to this presentation, and the changes in presentation do not impact total noninterest income. The table below reconciles amounts previously reported to the new presentation.

	Three Months Ended	Year Ended
	December 31,	December 31,
(in millions)	2022	2022
Derivative income (as previously reported)	$23	$109
Syndication agent fees (a)	10	41
Investment banking fees (b)	1	4
Capital markets income	$34	$154
Commercial lending fees (as previously reported)	28	109
Less:
Syndication agent fees (a)	10	41
Commercial lending fees (as adjusted)	$18	$68
Other noninterest income (as previously reported)	30	43
Less:
Investment banking fees (b)	1	4
Risk management hedging income (b)	8	8
Other noninterest income (as adjusted)	$21	$31
(a)Previously reported as a component of commercial lending fees.
(b)Previously reported as a component of other noninterest income.